Exhibit 2.8

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY REPRESENTED BY THIS CERTIFICATE MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 16, 2008.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL SEPTEMBER 16, 2008.

OPTIONS TO PURCHASE
COMMON SHARES OF
NEVADA GEOTHERMAL POWER INC.

Compensation Option Certificate Number:	Number of Options:

CO-05/2008-03	157,500

THIS IS TO CERTIFY THAT for value received Jacob & Company Securities Inc., 199 Bay Street, Suite 2901, Commerce Court West, PO Box 322, Toronto, ON M5L 1G1 (the "Optionholder") has the right to purchase in respect of each Option ("Option") represented by this certificate or by a replacement certificate (in either case this "Option Certificate"), at any time up to 5:00 p.m. Vancouver Time, on November 15, 2009 (the "Expiry Time") one fully paid and non-assessable common share ("Common Shares" and which term shall include any shares or other securities to be issued in addition thereto or in substitution or replacement therefor as provided herein) of Nevada Geothermal Power Inc. (the "Corporation"), a corporation incorporated under the British Columbia, as constituted on the date hereof at a purchase price (the purchase price in effect from time to time being called the "Exercise Price") of $1.00 per Common Share, subject to adjustment as provided herein.

The Corporation agrees that the Common Shares purchased pursuant to the exercise of the Options shall be and be deemed to be issued to the Optionholder as of the close of business on the date on which this Option Certificate shall have been surrendered and payment made for such Common Shares as aforesaid.

Nothing contained herein shall confer any right upon the Optionholder to subscribe for or purchase any Common Shares at any time after the Expiry Time and from and after the Expiry Time the Options and all rights under this Option Certificate shall be void and of no value.

The above provisions are subject to the following:

1.

Cash Exercise In the event that the Optionholder desires to exercise the right to purchase Common Shares conferred hereby, the Optionholder shall (a) complete to the extent possible in the manner indicated and execute a subscription form in the form attached as schedule A to this Option Certificate, (b) surrender this Option Certificate to the Corporation in accordance with section 10 hereof, and (c) pay the amount payable on the exercise of such Options in respect of the Common Shares subscribed for either in cash or by bank draft or certified cheque payable to the Corporation. Upon such surrender and payment as aforesaid, the Optionholder shall be deemed for all purposes to be the holder of record of the number of Common Shares to be so issued and the Optionholder shall be entitled to delivery of a certificate or certificates representing such Common Shares and the Corporation shall cause such certificate or certificates to be delivered to the Optionholder at the address specified in the subscription form within three provided that at any time subsequent to the date which is four months and one day after the date hereof any certificate representing such Common Shares may be exchanged for a certificate bearing no such legends.

11.

 Lost Certificate: If this Option Certificate or any replacement hereof becomes stolen, lost, mutilated or destroyed, the Corporation shall, on such terms as it may in its discretion impose, acting reasonably, issue and deliver a new certificate, in form identical hereto but with appropriate changes, representing any unexercised portion of the subscription rights represented hereby to replace the certificate so stolen, lost, mutilated or destroyed.

12.

 Language: The parties hereto acknowledge and confirm that they have requested that this Option Certificate as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux presentes reconnaissent et confument qu'elles ont exige que la presente convention ainsi que tons les avis et documents qui s'y rattachent soient rediges dans la langue anglaise.

13.

 Transfer: The Options are transferable subject to compliance with applicable securities laws. The term "Optionholder" shall mean and include any successor, transferee or assignee of the current or any future Optionholder. The Options may by transferred by the Optionholder completing and delivering to the Corporation the transfer form attached hereto as Schedule B.

14.

Successors: This Option Certificate shall enure to the benefit of the Optionholder and the successors thereof and shall be binding upon the Corporation and the successors thereof.

IN WITNESS WHEREOF the Corporation has caused this Option Certificate to be signed by an authorized officer as of the 15th day of May, 2008.

NEVADA GEOTHERMAL POWER INC

Signed
Andrew Studley